Exhibit 4.1

COMMON STOCK WARRANT AGREEMENT

between

BIOSCRIP, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as warrant agent

July 28, 2015

i

ii

BIOSCRIP, INC.

COMMON STOCK WARRANT AGREEMENT

This Common Stock Warrant Agreement (this “Agreement”), dated as of July 28, 2015, between BioScrip, Inc., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company and having a corporate trust office at 6201 15th Avenue, Brooklyn, New York 11219, as warrant agent (in such capacity, together with any successor appointed pursuant to the terms of this Agreement, the “Warrant Agent”).

WHEREAS, the Company proposes to issue Class A warrants (“Class A Warrants”) and Class B warrants (“Class B Warrants” and, together with the Class A Warrants, the “Warrants”) in connection with a rights offering by the Company (the “Offering”) in which the Company will offer up to 200,000 Units (each a “Unit” and collectively, the “Units”) to holders of its Common Stock, with each Unit consisting of (a) one share of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Stock”), (b) 2.88 Class A Warrants, each initially exercisable to purchase one Class A Warrant Share at an exercise price of $5.17 (the “Class A Exercise Price”), and (c) 2.88 Class B Warrants, each initially exercisable to purchase one Class B Warrant Share at an exercise price of $6.45 (the “Class B Exercise Price”).

WHEREAS, the Offering, including without limitation, the offer and sale of the Units, the Series A Stock (and the shares of Common Stock that may be acquired upon the conversion thereof), the Warrants (and the Warrant Shares underlying the Warrants), has been registered pursuant to that certain Registration Statement on Form S-3 (File No. 333-202631) filed by the Company (as it may be amended from time to time, the “Registration Statement”) with the SEC under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, redemption, exercise and cancellation of the Warrants and other matters as expressly provided herein.

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1 Definition of Terms. As used in this Agreement, in addition to the terms defined in the preamble hereto or in the body of the Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Affiliate” means, with respect to any Person, (a) a director, officer or shareholder of such Person, (b) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person, at such time; provided, however, that no Person holding any one or more of the Warrants shall be deemed to be an “Affiliate” of the Company solely by virtue of the ownership thereof.

(b) “Business Day” shall mean day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

(c) “Beneficial Holder” shall mean any person or entity that holds beneficial interests in a Global Warrant Certificate.

(d) “Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

(e) “Business Combination” means any consolidation of the Company with, or merger of the Company with or into, another Person (other than a merger in which (a) the Company is the surviving corporation, (b) that does not result in any reclassification or change of shares of Common Stock outstanding immediately prior to such merger and (c) the holders of Common Stock are not entitled to receive any consideration therefrom), or any sale or conveyance to another Person of the assets of the Company substantially as an entirety.

(f) “Certificate of Designations” shall mean this Certificate of Designations relating to the Series A Stock, as it may be amended from time to time.

(g) “Class A Warrant Shares” shall mean the Common Stock, and any other securities purchased or purchasable upon exercise of the Class A Warrants (and, if the context requires, securities which may thereafter be issued by the Company in respect of any such securities so purchased, by means of any subdivisions or combinations of its capital stock, or recapitalizations, reclassifications or the like).

(h) “Class B Warrant Shares” shall mean the Common Stock and any other securities purchased or purchasable upon exercise of the Class B Warrants (and, if the context requires, securities which may thereafter be issued by the Company in respect of any such securities so purchased, by means of any subdivisions or combinations of its capital stock, or recapitalizations, reclassifications or the like).

(i) “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(j) “Common Stock Equivalents” means outstanding Warrants or other securities convertible or exchangeable into Common Stock, including the Series A Stock.

(k) “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(l) “Credit Facility” means that certain senior secured credit agreement, dated July 31, 2013, by and among the Company, the several banks and financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent (as amended by the first, second and third amendments thereto, and as further amended, modified, supplemented, restated, replaced or refinanced from time to time).

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(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Expiration Date” shall mean 5:00 p.m., New York City time, on the tenth (10th) anniversary of the Issue Date or such earlier date as specified in Section 5.3 hereof, or if such day is not a Business Day, the next succeeding day which is a Business Day.

(o) “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. The Required Warrantholders may object in writing to the Board of Director’s calculation of Fair Market Value within 10 days of receipt of written notice thereof. If the Required Warrantholders and the Board of Directors are unable to agree on Fair Market Value during the 10-day period following the delivery of the Required Warrantholders’ objection, then the Board of Directors shall select and approve an appraiser experienced in the business of evaluating or appraising the market value of securities (which appraiser shall be subject to approval by the Required Warrantholders, which approval shall not be unreasonably withheld). The Fair Market Value established by such appraiser shall be conclusive and binding on the parties. In the event the Fair Market Value established by such appraiser is greater than the Fair Market Value previously determined by the Board of Directors, the fees and expenses for such appraiser shall be borne by the Company. In the event the Fair Market Value established by such appraiser is less than or equal to the Fair Market Value previously determined by the Board of Directors, the fees and expenses for such appraiser shall be borne by the holders of Warrants.

(p) “Fully Diluted Number of Common Shares” means the sum of (i) all shares of Common Stock actually outstanding (which shall in no event include the Common Stock to be so issued and sold and for which Section 5.2 is being applied) and (ii) all shares of Common Stock issuable upon conversion or exchange of the Common Stock Equivalents.

(q) “Indenture” means that certain Indenture, dated as of February 11, 2014, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

(r) “Market Price” means, with respect to a particular security, on any given day, the last reported sale price or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices, in either case on the stock exchange on which the applicable securities are listed or admitted to trading. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose (which opinion shall be made available to the holders of Warrants); provided that the Required Warrantholders may object in writing to the Board of Director’s calculation of fair market value within 10 days of receipt of written notice thereof. If the Required Warrantholders and the Board of Directors are unable to agree on fair market value during the 10-day period following the delivery of the Required Warrantholders’ objection, then the Board of Directors shall select and approve an appraiser experienced in the business of evaluating or appraising the market value of securities (which appraiser shall be subject to approval by the Required Warrantholders, which approval shall not be unreasonably withheld). The Market Price established by such appraiser shall be conclusive and binding on the parties. In the event the Market Price established by such appraiser is greater than the Market Price previously determined by the Board of Directors, the fees and expenses for such appraiser shall be borne by the Company. In the event the Market Price established by such appraiser is less than or equal to the Market Price previously determined by the Board of Directors, the fees and expenses for such appraiser shall be borne by the holders of Warrants. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NASDAQ Stock Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

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(s) “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(t) “Required Warrantholders” means, at any time, the holders of Warrants representing at least a majority of the Common Stock issuable upon exercise of the Warrants issued hereunder and outstanding (exclusive of any Warrants directly or indirectly held by the Company or any Affiliate of the Company).

(u) “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

(v) Subsidiary” means any entity for which the Company owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of such entity).

(w) “Warrant Shares” shall mean the Class A Warrant Shares and Class B Warrant Shares, collectively.

ARTICLE II.
APPOINTMENT OF WARRANT AGENT

Section 2.1 Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

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ARTICLE III.
WARRANTS

Section 3.1 Issuance of Warrants. The Warrants will be issued on the terms and subject to the conditions of this Agreement on the consummation of the Offering (such date, the “Issue Date”) in the amounts and to the Holders determined pursuant to the terms of the Offering. On such date, the Company will deliver, or cause to be delivered to the Depositary, one or more Global Warrant Certificates evidencing a portion of the Warrants. The remainder of the Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time to the Registered Holders of Book-Entry Warrants reflecting such book-entry position (the “Warrant Statements”). The maximum aggregate number of shares of Common Stock issuable pursuant to the Warrants shall be 1,152,000 Warrant Shares, composed of 576,000 Class A Warrant Shares and 576,000 Class B Warrant Shares, as such amounts may be adjusted from time to time pursuant to this Agreement.

Section 3.2 Form of Warrant.

(a) Subject to Section 6.1 of this Agreement, the Warrants shall be issued (i) in the form of one or more global certificates (the “Global Warrant Certificates”), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto; and or (ii) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A-1 attached hereto. The Global Warrant Certificates and Warrant Statements may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, or, be determined by (i) in the case of Global Warrant Certificates, the Appropriate Officers (as defined below) executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, or (ii) in the case of a Warrant Statement, any Appropriate Officer, and all of which shall be reasonably acceptable to the Warrant Agent.

(b) The Global Warrant Certificates shall be deposited on or after Issue Date with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depositary”). Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

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Section 3.3 Execution of Global Warrant Certificates.

(a) The Global Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, its President, any Senior Vice President or its Chief Financial Officer (each, an “Appropriate Officer”). Each such signature upon the Global Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

(b) If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be such Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Global Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

Section 3.4 Registration and Countersignature.

(a) Upon written order of the Company, the Warrant Agent shall (i) register in the Warrant Register the Book-Entry Warrants and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign one or more Global Warrant Certificates evidencing Warrants. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as a Global Warrant Certificate. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

(b) No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

(c) The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Registered Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

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(d) Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the person in whose name any Warrant is registered upon the Warrant Register (the “Registered Holder” of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on a Global Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

ARTICLE IV.
TERMS AND EXERCISE OF WARRANTS

Section 4.1 Exercise Price. On the Issue Date, each Class A Warrant and each Class B Warrant shall entitle (i) in the case of the Book-Entry Warrants, the Registered Holder thereof and (ii) in the case of Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, the Beneficial Holder thereof ((i) and (ii) collectively, the “Holder”), subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of Class A Warrant Shares, at a price per share equal to the Class A Exercise Price, and the number of Class B Warrant Shares, at a price per share equal to the Class B Exercise Price, as the case may be (each of the Class A Exercise Price and Class B Exercise Price, as each may be hereafter adjusted pursuant to Article V, are referred to as the “Exercise Price”) specified in such Warrant.

Section 4.2 Exercise Period and Expiration. Subject to the provisions of the Warrants and this Agreement, Warrants may be exercised by the Holder thereof at any time and from time to time during the period commencing on the Issue Date and terminating at 5:00 p.m., New York City time, on the Expiration Date. Any Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, shall become permanently and irrevocably null and void at 5:00 p.m., New York City time, on the Expiration Date, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at such time.

Section 4.3 [Intentionally Omitted]

Section 4.4 Method of Exercise.

(a) Subject to the provisions of the Warrants and this Agreement, the Holder of a Warrant may exercise such Holder’s right to purchase the Warrant Shares, in whole or in part, by: (x) in the case of persons who hold Book-Entry Warrants, providing an exercise form for the election to exercise such Warrant (“Exercise Form”) substantially in the form of Exhibit B-1 hereto, properly completed and executed by the Registered Holder thereof, together with payment of the Exercise Amount in accordance with Section 4.4(b), to the Warrant Agent, and (y) in the case of Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, providing an Exercise Form (as provided by such Holder’s broker) to its broker, properly completed and executed by the Beneficial Holder thereof, together with payment of the applicable Exercise Price in accordance with Section 4.4(b).

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(b) Warrants may be exercised by the Holders thereof by delivery of payment to the Warrant Agent, for the account of the Company, by certified or official bank cashier’s check payable to the order of the Warrant Agent or by wire transfer of immediately available funds to the account of the Warrant Agent (or as otherwise agreed to by the Warrant Agent), in lawful money of the United States of America, of the full applicable Exercise Price for the number of Warrant Shares specified in the Exercise Form (which shall be equal to the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised) and any and all applicable taxes and governmental charges due in connection with the exercise of Warrants and the exchange of Warrants for Warrant Shares (the “Exercise Amount”).

(c) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(d) The Warrant Agent shall:

(i) examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Forms received and the delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company no later than three (3) Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (C) such other information as the Company shall reasonably require; and

(v) subject to Warrant Shares being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its customary requirements.

(e) The Company reserves the right to reasonably reject any and all Exercise Forms not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the Holders of the Warrants, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Forms with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

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(f) The Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrant. If fractional shares are not issued upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Common Stock resulting therefrom, an amount of cash equal to the product of:

(i) the fractional amount of such share of Common Stock; and

(ii) the Market Price, as determined on the trading day immediately prior to the date of exercise of such Warrant.

Section 4.5 Issuance of Warrant Shares.

(a) Upon exercise of any Warrants pursuant to Section 4.4 and clearance of the funds in payment of the applicable Exercise Price, the Company shall promptly at its expense, cause to be issued to the Holder of such Warrants the total number of whole Warrant Shares for which such Warrants are being exercised (as the same may be hereafter adjusted pursuant to Article V) in such denominations as are requested by the Holder as set forth below:

(i) in the case of a Beneficial Holder who holds the Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary the number of Warrant Shares to which such person is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Form by such Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting, or

(ii) in the case of a Registered Holder who holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the Warrant Shares registered on the books of the Company’s transfer agent.

(b) If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Global Warrant Certificate or Global Warrant Certificates shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Global Warrant Certificate or Certificates pursuant to the provisions of Section 3.4 and this Section 4.5.

Section 4.6 Taxes. Subject to the limitations set forth in Section 8.1 below, the Company covenants and agrees that it will pay when due and payable any and all taxes and charges that may be payable in respect of the initial issuance or delivery of:

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(a) any Global Warrant Certificate;

(b) any Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Article V; and

(c) each Warrant Share issued upon the exercise of any Warrant.

Section 4.7 Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of Warrants such number of Warrant Shares as may be from time to time issuable upon exercise in full of the Warrants. All Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, may validly and legally issue all Warrant Shares in compliance with this sentence. If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company’s capital stock shall not be sufficient to permit exercise in full of the Warrants, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. The Company agrees that its issuance of Warrants shall constitute full authority to its officers who are charged with the issuance of Warrant Shares to issue shares of Common Stock upon the exercise of Warrants. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Stock above the Class B Exercise Price in effect immediately prior to such increase in stated or par value.

Section 4.8 Listing. Prior to the first issuance of any Warrant Shares upon exercise of Warrants, the Company shall secure the listing of such number of Warrant Shares as may be from time to time issuable upon exercise in full of the Warrants upon the NASDAQ Stock Market, or any other national securities exchange, stock market or automated quotation system, if any, upon which shares of Common Stock (or securities of the same class as such other Warrant Shares, if applicable) are then listed (subject to official notice of issuance upon exercise of Warrants) and shall maintain, so long as any other shares of Common Stock (or, as applicable, other securities) shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of Warrants, including any Warrant Shares pursuant to adjustments in accordance with Article V.

Section 4.9 Compliance with Law.

(a) If any Warrant Shares require, under any federal or state law of applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority or the listing of any such national securities exchange before such shares may be issued upon exercise, the Company will use its commercially reasonable efforts to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

(b) The Warrants shall not be exercisable and the Company shall not be obligated to issue Warrant Shares unless, at the time a holder seeks to exercise the Warrants, a prospectus relating to Warrant Shares is current and a registration statement for the Warrant Shares is effective or qualified or the issuance of Warrant Shares is deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants

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ARTICLE V.
ADJUSTMENT OF SHARES OF COMMON STOCK
PURCHASABLE AND OF EXERCISE PRICE

The applicable Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article V.

Section 5.1 Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of any Warrants at the time of the record date for such dividend or effective date of such split, reverse split, subdivision, combination or reclassification shall be proportionately adjusted so that the holder of such Warrants after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to such Warrants after such date had such Warrants been exercised immediately prior to such date. In such event, the Class A Exercise Price and the Class B Exercise Price in effect at the time of the effective date of such split, reverse split, subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of shares of Common Stock issuable upon the exercise of such Class A Warrants or Class B Warrants, as the case may be, before such adjustment and (2) the Class A Exercise Price or the Class B Exercise Price, as the case may be, in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, reverse split, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of shares of Common Stock issuable upon exercise of such Class A Warrants or Class B Warrants, as the case may be, determined pursuant to the immediately preceding sentence; provided that the Class A Exercise Price and the Class B Exercise Price shall not be adjusted to be less than the par value of the Common Stock.

Section 5.2 Price Based Anti-Dilution.

(a) Without duplication of the adjustments set forth in Sections 5.1 or 5.3, if the Company shall issue or sell any shares of Common Stock (as actually issued or, pursuant to Section 5.2(b), deemed to be issued) for a consideration per share less than 85% of the Market Price per share immediately prior to such issuance or sale, or if earlier, upon the execution of the definitive documentation with respect to such issuance or sale (the “Effective Time”), then immediately upon the Effective Time the number of shares of Common Stock issuable upon exercise of any Warrants at the time of the effective date shall be increased by multiplying such number of shares of Common Stock by a fraction, (i) the numerator of which shall be the Fully Diluted Number of Common Shares outstanding immediately prior to the Effective Time plus the number of shares of Common Stock so issued or sold, and (ii) the denominator of which shall be the Fully Diluted Number of Common Shares outstanding immediately prior to the Effective Time plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock so issued or sold would purchase if such shares were sold at Market Price. For the purposes of this Section 5.2(a), none of the following issuances shall be considered the issuance or sale of Common Stock:

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(i) the issuance of the Series A Stock;

(ii) the issuance of Common Stock upon the conversion of any then-outstanding Common Stock Equivalents (including the Series A Stock);

(iii) the issuance of any Common Stock or Common Stock Equivalents for which the adjustment provided in Section 5.1 applies; or

(iv) the issuance of shares of Common Stock or Common Stock Equivalents to employees of the Company or any Company Subsidiary that is approved by the Board of Directors.

(b) For the purposes of Section 5.2(a), the following subparagraphs (i) to (iii), inclusive, shall also be applicable:

(i) If the Company shall grant any rights to subscribe for, or any rights or options to purchase, Common Stock Equivalents, whether or not such rights or options or the right to convert or exchange any such Common Stock Equivalents are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Common Stock Equivalents (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Common Stock Equivalents and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Common Stock Equivalents issuable upon the exercise of such rights or options) shall be less than the Market Price per share of Common Stock immediately prior to the time of the granting of such rights or options, or, if earlier, the execution of definitive documentation with respect to such grant, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Common Stock Equivalents issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share; provided that no further adjustment of the conversion price pursuant to this Section 5.2(b)(i) shall be made (i) upon the actual issuance or sale of such Common Stock Equivalents upon the exercise of any rights to subscribe for, or any rights or options to purchase, such Common Stock Equivalents or (ii) upon the actual issuance or sale of such Common Stock upon the exercise of any such Common Stock Equivalents, including without limitation, in each case of clauses (i) and (ii) with respect to shares of Common Stock Equivalents or Common Stock issued or issuable as a result of the effect of anti-dilution adjustments under any such security.

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(ii) If the Company shall issue or sell any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Common Stock Equivalents) shall be less than the Market Price per share of Common Stock immediately prior to the Effective Time, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Common Stock Equivalents shall (as of the date of the issue or sale of such Common Stock Equivalents) be deemed to be outstanding and to have been issued for such price per share, provided that no further adjustment of the conversion price pursuant to this Section 5.2(b)(ii) shall be made upon the actual issuance or sale of such Common Stock upon the exercise of any such Common Stock Equivalents, including without limitation, in each case with respect to shares of Common Stock issued or issuable as a result of the effect of anti-dilution adjustments under any such security.

(iii) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any such Common Stock, or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any such Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration.

Section 5.3 Other Distributions. In case the Company shall fix a record date for the making of a dividend or distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 5.1), in each such case, the Class A Exercise Price and the Class B Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Class A Exercise Price or the Class B Exercise Price, as the case may be, in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades on the exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of any Warrants shall be increased to the number obtained by dividing (x) the product of (1) the number of shares of Common Stock issuable upon the exercise of such Warrants before such adjustment, and (2) the Class A Exercise Price or the Class B Exercise Price, as the case may be, in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Class A Exercise Price or the Class B Exercise Price, as the case may be, determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Class A Exercise Price or the Class B Exercise Price, as the case may be, and the number of shares of Common Stock issuable upon exercise of such Warrants then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Class A Exercise Price or the Class B Exercise Price, as the case may be, that would then be in effect and the number of shares of Common Stock that would then be issuable upon exercise of such Warrants if such record date had not been fixed.

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Section 5.4 Reorganization or Reclassification. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 5.1), a holder’s right to receive shares of Common Stock upon exercise of any Warrants shall be converted into the right to exercise such Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of such Warrants immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of such holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to such holder’s right to exercise such Warrants in exchange for any shares of stock or other securities or property pursuant to this Section 5.4; provided that a holder’s right to receive cash consideration under this Section 5.4 shall be subject to the prior indefeasible payment in full in cash of all outstanding Indebtedness (as defined in the Credit Facility) and other obligations under the Credit Facility (and the termination of all commitments thereunder) and the Indenture (after the termination of all commitments thereunder), to the extent the outstanding Common Stock’s right to receive cash in such transaction is subject to such payment. In determining the kind and amount of stock, securities or the property receivable upon exercise of any Warrants following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the holder of such Warrants shall be entitled to elect the kind or amount of consideration receivable upon consummation of such Business Combination. The Company shall not enter into or be party to any Business Combination unless the successor of the Company (if any), assumes in writing all of the obligations of the Company under this Agreement pursuant to written agreements, including agreements to deliver to each holder of Warrants hereunder in exchange for such Warrants a security of such successor evidenced by a written instrument substantially similar in form and substance to this Agreement.

Section 5.5 Expiration of Rights or Options. Upon the expiration of any rights or options to subscribe for, purchase or convert or exchange Common Stock or Common Stock Equivalents in respect of the issuance, sale or grant of which adjustment was made pursuant to Section 5.2, without the exercise thereof, the Class A Exercise Price and Class B Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such Class A Exercise Price and Class B Exercise Price, as the case may be, and such number of shares of Common Stock as would have been had such Class A Exercise Price and Class B Exercise Price, as the case may be, and such number of shares of Common Stock not been originally adjusted (or had the original adjustment not been required, as the case may be), as if:

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(a) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights or options; and

(b) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights or options, whether or not exercised; provided that no such readjustment shall have the effect of increasing the Class A Exercise Price and Class B Exercise Price, as the case may be, by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such rights or options.

Section 5.6 Rounding of Calculations; Minimum Adjustments. All calculations under this Article V shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Article V to the contrary notwithstanding, no adjustment in the Class A Exercise Price and Class B Exercise Price or the number of shares of Common Stock into which any Warrants are exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

Section 5.7 Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Article V shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

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Section 5.8 Form of Warrant After Adjustments. The form of the Global Warrant Certificate need not be changed because of any adjustments in the Class A Exercise Price or Class B Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in Warrants, as initially issued. The Company, however, may at any time in its sole discretion make any change in the form of Global Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Global Warrant Certificate (including the rights, duties or obligations of the Warrant Agent), and any Global Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Global Warrant Certificate, may be in the form so changed.

Section 5.9 Notice to Warrant Holders.

(a) Statement Regarding Adjustments. Whenever the number and/or kind of Warrant Shares or the Class A Exercise Price or Class B Exercise Price is adjusted as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a statement setting forth the adjusted number and/or kind of shares purchasable upon the exercise of Warrants and the Class A Exercise Price and/or Class B Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) cause the Warrant Agent to give written notice to each Holder in the manner provided in Section 9.2 below, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(b) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Article V (but only if the action of the type described in this Article V would result in an adjustment in the Class A Exercise Price and/or Class B Exercise Price or the number of shares of Common Stock into which Warrants are exercisable or a change in the type of securities or property to be delivered upon exercise of Warrants), then the Company shall send to the Warrant Agent a notice and the shall cause the Warrant Agent within five days after receipt by the Warrant Agent to give written notice (in such form as shall be furnished to the Warrant Agent by the Company) to each Holder in the manner provided in Section 9.2 of such action. Such notice shall specify (i) the record date, if any, for the action, (ii) the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Class A Exercise Price and/or Class B Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of any Warrants, (iii) the approximate date such action is expected to take place, and (iv) the effect, if any, of such action on the Common Stock, if any. In the case of any action which would require the fixing of a record date, such notice shall be given to Holders at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action, but in no event shall the Company be required to give notice prior to public announcement if the Company has in good faith determined that the matters relating to such notice constitute material, nonpublic information relating to the Company or its Subsidiaries. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. Without limiting the foregoing, to the extent notice of any of the foregoing actions or events is given to the holders of the Common Stock, such notice shall be provided to the Holders of the Warrants on or before such notice to the holders of Common Stock.

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Section 5.10 Miscellaneous. Any adjustments pursuant to this Article V shall be made successively whenever an event referred to herein shall occur. If more than one subsection of this Article V is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Article V so as to result in duplication. If an adjustment in Class A Exercise Price or the Class B Exercise Price made hereunder would reduce the Class A Exercise Price or the Class B Exercise Price to an amount below par value of the Common Stock, then such adjustment in Class A Exercise Price or the Class B Exercise Price made hereunder shall reduce the Class A Exercise Price or the Class B Exercise Price to the par value of the Common Stock.

ARTICLE VI.
TRANSFER AND EXCHANGE OF WARRANTS AND
WARRANT SHARES

Section 6.1 Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i) Any Holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Warrant and deliver to said Holder a Warrant Statement.

(ii) Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6.1(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the persons in whose names such Warrants are so registered.

(c) Transfer and Exchange of Book-Entry Warrants. When Book-Entry Warrants are presented to the Warrant Agent with a written request: (i) to register the transfer of the Book-Entry Warrants; or (ii) to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing.

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(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

(e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6.1(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Book-Entry Warrants. If at any time:

(i) the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

(ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Agreement, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates.

(g) Restrictions on Transfer. No warrant or Warrant Shares shall be sold, exchanged or otherwise transferred in violation of the Securities Act or applicable state securities laws.

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(h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 6.2 Obligations with Respect to Transfers and Exchanges of Warrants.

(a) To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 3.4 and this Article VI , to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Article VI and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 8.2 or additional Global Warrant Certificates contemplated by Article V.

(b) All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(c) No service charge shall be made to a Holder for any registration, transfer or exchange of a Warrant, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Holder in connection with any such exchange or registration of transfer.

(d) So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Sections 6.1(b) and (f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, Beneficial Holders will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the Registered Holder thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(e) Subject to Sections 6.1(b), (c) and (d), and this Section 6.2, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time to register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent’s office as set forth in Section 9.2, duly endorsed, and accompanied by a completed form of assignment substantially in the form of Exhibit C hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form of Exhibit C hereto), duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

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ARTICLE VII.
OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 7.1 No Rights or Liability as Stockholder; Notice to Registered Holders. Nothing contained in the Warrants shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 7.2 Lost, Stolen, Mutilated or Destroyed Global Warrant Certificates. If any Global Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence and an affidavit reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate, and an indemnity of the Company and Warrant Agent for any losses in connection therewith, if requested by either the Company or the Warrant Agent, also satisfactory to them. Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

Section 7.3 Restrictive Legends. Any legends which are stamped or imprinted on certificates of shares of Common Stock shall also be stamped or imprinted on any stock certificate for Warrant Shares issued upon the exercise of any Warrant and or stock certificate issued upon the direct or indirect transfer of any such Warrant Shares.

Section 7.4 Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Global Warrant Certificates and the Book-Entry Warrants representing such Warrants shall thereupon be delivered to the Warrant Agent, if applicable, and be cancelled by it and retired. The Warrant Agent shall cancel all Global Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Global Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.

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Section 7.5 Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and an affidavit or the posting of an indemnity or bond, if requested by either the Company or the Warrant Agent, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

ARTICLE VIII.
CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 8.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares upon the exercise of Warrants, but any taxes or charges in connection with the issuance of Warrants or Warrant Shares in any name other than that of the Holder of the Warrants shall be paid by such Holder; and in any such case, the Company shall not be required to issue or deliver any Warrants or Warrant Shares until such taxes or charges shall have been paid or it is established to the Company’s satisfaction that no tax or charge is due.

Section 8.2 Resignation, Consolidation or Merger of Warrant Agent.

(a) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the Warrant Agent shall appoint a successor Warrant Agent or shall petition a court to approve a successor Warrant Agent at the Company’s cost. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

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(b) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section 8.2(b) or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

(c) Merger, Consolidation or Name Change of Warrant Agent.

(i) Any corporation into which the Warrant Agent may be merged or with which it may be converted, consolidated or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 8.2(a). If any of the Global Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

(ii) If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

Section 8.3 Fees and Expenses of Warrant Agent.

(a) Remuneration. The Company agrees to pay the Warrant Agent the remuneration set forth in Schedule A for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

(b) Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

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Section 8.4 Liability of Warrant Agent.

(a) Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chief Financial Officer and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

(b) Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith. Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent. No provision in this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, willful misconduct or bad faith.

(c) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Article V hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be valid and fully paid and nonassessable.

Section 8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants.

ARTICLE IX.
MISCELLANEOUS PROVISIONS

Section 9.1 Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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Section 9.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the Business Day after such facsimile is transmitted, in each case as follows:

if to the Warrant Agent, to:

American Stock Transfer & Trust Company, LLC

Attention: Corporate Trust Department

with a copy to:

American Stock Transfer & Trust Company, LLC

Attention: General Counsel

if to the Company, to:

BioScrip, Inc.

100 Clearbrook Road

Elmsford, New York 10523

Attention: General Counsel

with a copy to:

Polsinelli PC

1401 Eye Street N.W., Suite 800

Washington, D.C. 20005

Attention: Eric S. Wu, Esq.

if to Registered Holders, at their addresses as they appear in the Warrant Register.

Section 9.3 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 9.4 Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent at 6201 15th Avenue, Brooklyn, New York 11219, for examination by the Holder of any Warrant. Prior to such examination, the Warrant Agent may require any such holder to submit his Warrant for inspection by it.

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Section 9.5 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 9.6 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 9.7 Amendments.

(a) Subject to Section 9.7(b) below, this agreement may not be amended except in writing signed by both parties hereto.

(b) The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants (a) without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Warrants that shall not adversely affect, alter or change the interests of the Holders or (b) with the prior written consent of holders of the Warrants exercisable for a majority of the Warrant Shares then issuable upon exercise of the Warrants then outstanding. Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer which states that the proposed supplement or amendment is in compliance with the terms of this Section 9.7 and, provided such supplement or amendment does not change the Warrant Agent’s rights, duties, liabilities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 9.7 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Global Warrant Certificates thereafter surrendered for registration of transfer or exchange.

Section 9.8 No Inconsistent Agreements; No Impairment. The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in the Warrants or the provisions hereof. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements. The Company will not, by amendment of its Certificate of Incorporation, as amended or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Warrants and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holders against impairment.

Section 9.9 Integration/Entire Agreement. This Agreement, together with the Warrants, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company, the Warrant Agent and the Holders in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the Warrants. This Agreement and the Warrants supersede all prior agreements and understandings between the parties with respect to such subject matter.

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Section 9.10 Governing Law, Etc. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State. Each party hereto consents and submits to the jurisdiction of any New York State court or federal district court located in the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 9.2 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 9.11 Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 8.4 and this Article IX shall survive such termination and the resignation or removal of the Warrant Agent.

Section 9.12 Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

Section 9.13 Severability. In the event that any one or more of the provisions contained herein or in the Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby.

Section 9.14 Attorneys’ Fees. In any action or proceeding brought to enforce any provisions of this Agreement or any Warrant, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees and disbursements in addition to its costs and expenses and any other available remedy.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

BIOSCRIP, INC., as Company

By:	/s/ Caroline Fox
Name:	Caroline S. Fox
Title:	VP, Deputy General Counsel
ATTEST:	June 24, 2015

COUNTERSIGNED

AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC, as Warrant Agent

By:	/s/ Jennifer Donovan
Name:	Jennifer Donovan
Title:	Senior Vice President
ATTEST:	June 26, 2015

SCHEDULE A

WARRANT AGENT FEE SCHEDULE

comPrehensive fixed fee

American Stock Transfer & Trust Company, LLC (“AST”) will provide Warrant Agent services based on the Common Stock Warrant Agreement which will be entered into between Bioscrip, Inc. (the “Company”) and AST.

Monthly Administration Fee per Warrant Class billed in advance	$350.00

Per Exercise Fee billed in arrears	$35.00

Out-of-pocket Expenses

AST does not anticipate any out-of-pocket expenses associated with our role as Warrant Agent but if the Company requires any services outside the scope of the Warrant Agreement, AST will review the request with the Company.

EXHIBIT A-1

FORM OF WARRANT STATEMENT

[As provided by Warrant Agent]

2

EXHIBIT A-2

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON                                               , 201

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6.1(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF ________________, 2015, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “ WARRANT AGREEMENT ”).

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE EXERCISED BY OR TRANSFERRED TO RESIDENTS IN FLORIDA EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION.

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M., NEW YORK CITY TIME, ON                       , 2025

WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

BIOSCRIP, INC.

CUSIP #[____]

ISSUE DATE: _____________, 2015

No. ________________

This certifies that, for value received, ___________________ , and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from BioScrip, Inc., a corporation incorporated under the laws of the State of Delaware (the “ Company ”), subject to the terms and conditions hereof and set forth in the Warrant Agreement, at any time after 5:00 p.m. New York time on ______________, and before 5:00 p.m., New York time, on ___________, 201___, the number of fully paid and non-assessable shares of Common Stock of the Company set forth above at the [Class A][Class B] Exercise Price (as defined in the Warrant Agreement). The [Class A][Class B] Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. The initial [Class A][Class B] Exercise Price shall be $[5.17][6.45].

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the ____ day of _______________, 2015.

BIOSCRIP, INC., as Company

By:
Name:
Title:
ATTEST:

COUNTERSIGNED

AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC, as Warrant Agent

By:
Name:
Title:
ATTEST:

Address of Registered Holder for notices (until changed in accordance with this Warrant):

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

2

FORM OF REVERSE OF WARRANT

The Warrants evidenced by this Warrant Certificate are a part of a duly authorized issue of Warrants with each Warrant entitling the Holder to purchase one share of Common Stock issued pursuant to that the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used on the face of this Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the Warrant at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

EXHIBIT B-1

EXERCISE FORM FOR REGISTERED HOLDERS
HOLDING BOOK-ENTRY WARRANTS

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Warrants, to purchase Warrant Shares and (check one):

☐	herewith tenders payment for _______________ of the Warrant Shares to the order of BioScrip, Inc. in the amount of $ _________________ in accordance with the terms of the Warrant Agreement and this Warrant; or

☐	This exercise and election shall ☐be immediately effective or ☐shall be effective as of 5:00 pm., New York time, on ________________.

The undersigned requests that [a statement representing] the Warrant Shares be delivered as follows:

Name
Address

Delivery Address (if different)

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name
Address

Delivery Address (if different)

Signature
Social Security or Other Taxpayer
Identification Number of Holder
Note: If the statement representing the Warrant Shares or any Book-Entry Warrants representing Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Countersigned:

Dated: _____________________, 20___

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Warrant Agent

Signature
Authorized Signatory

2

EXHIBIT B-2

EXERCISE FORM FOR BENEFICIAL HOLDERS
HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT
IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by __________________Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “ Depositary ”), to purchase Warrant Shares and (check one):

☐	herewith tenders payment for ____________________ of the Warrant Shares to the order of BioScrip, Inc. in the amount of $ _________________ in accordance with the terms of the Warrant Agreement and this Warrant; or

☐	This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm., New York time, on ______________________.

The undersigned requests that the Warrant Shares issuable upon exercise of the Warrants be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depositary or its nominee.

Dated: __________________

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO:

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO:

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED:

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

EXHIBIT C

FORM OF ASSIGNMENT

(To be executed only upon assignment of Warrant)

For value received, ____________________ hereby sells, assigns and transfers unto the assignee(s) named below the rights represented by such Warrant to purchase number of Warrant Shares listed opposite the respective name(s) of the assignee(s) named below and all other rights of the Registered Holder under the within Warrant, and does hereby irrevocably constitute and appoint ________________________ attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

Names of Assignee(s)	Address	No. of Warrant Shares

And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Warrant.

Dated: _______________, 20___	Signature

Note: The above signature should correspond exactly with the name on the face of this Warrant